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                               THE AES CORPORATION
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


                AES ANNOUNCES EXTENSION OF CONSENT SOLICITATION
          WITH RESPECT TO OUTSTANDING DEBT SECURITIES TO COINCIDE WITH
              EXPIRATION TIME OF ADDITIONAL CONSENT SOLICITATION.
                     REQUISITE CONSENTS HAVE BEEN OBTAINED.

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ARLINGTON, VA, March 28, 2003 -- The AES Corporation (NYSE: AES) announced today that it has extended the Expiration Time for the consent solicitation it launched on March 14, 2003 (the "First Consent Solicitation") relating to its 8.75% Senior Notes, Series G, Due 2008, 9.50% Senior Notes, Series B, Due 2009, 9.375% Senior Notes, Series C, Due 2010, 8.875% Senior Notes, Series E, Due 2011, 7.375% Remarketable or Redeemable Securities Due 2013 (puttable in 2003), 8.375% Senior Subordinated Notes Due 2007, 10.25% Senior Subordinated Notes Due 2006, 8.50% Senior Subordinated Notes Due 2007 and 8.875% Senior Subordinated Notes Due 2027 from 5:00 pm, New York City time, on March 27, 2003 to 5:00 pm, New York City time, on April 1, 2003. All of the terms of the First Consent Solicitation (other than the Expiration Time which has been extended as described above) remain the same.

AES has extended the Expiration Time of the First Consent Solicitation so that it will expire concurrently with the similar consent solicitation that AES launched on March 26, 2003 (the "Additional Consent Solicitation") relating to its 8.00% Senior Notes, Series A due 2008, 8.375% Senior Notes, Series F due 2011 and 4.50% Convertible Junior Subordinated Debentures due 2005. AES did not launch the Additional Consent Solicitation on March 14, 2003 because of its need to comply with certain notification and filing requirements under the Securities Exchange Act of 1934, as amended, and the listing requirements of the New York Stock Exchange and the Luxembourg Stock Exchange.

The AES Corporation has been informed by the tabulation and information agent that, as of 5:00 p.m., New York City time, on March 27, 2003, the Requisite Consents (as defined in the consent solicitation statement) for the First Consent Solicitation had been obtained. Although the Requisite Consents for the First Consent Solicitation have been obtained, consummation of the First Consent Solicitation remains subject to a number of significant conditions, which have not yet been satisfied, including AES' completion of the Additional Consent Solicitation.

In the consent solicitations AES is seeking consents to amend certain of the events of default contained in its outstanding debt securities to generally conform such provisions to those contained in its recently issued senior secured notes due 2005. In the First Consent Solicitation AES is offering a consent fee of $1.25 per $1,000 principal amount to holders of record at the close of business on March 13, 2003 that validly provide their consents to the proposed amendments by 5:00 p.m., New York City time, on April 1, 2003, unless further extended.

Holders of all of the debt securities mentioned above are urged to read the applicable consent solicitation statement because it contains important information. Holders can obtain a copy of the applicable consent solicitation statement free of charge from AES. In addition, the consent solicitation statement applicable to the 4.50% Convertible Junior Subordinated Debentures is publicly available for free from the Securities and Exchange Commission's website at www.sec.gov.

Questions concerning the terms of the consent solicitations or requests for copies of the consent solicitation statements, the consent form or other related documents should be directed to the solicitation agent: Salomon Smith Barney, 390 Greenwich Street, New York, New York 10013, Attn: Liability Management Group. The solicitation agent can also be reached at (212) 723-6106 or (800) 558-3745 (toll free).

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: This news release may contain "forward-looking statements" regarding The AES Corporation's business. These statements are not historical facts, but statements that involve risks and uncertainties. Actual results could differ materially from those projected in these forward-looking statements. For a discussion of such risks and uncertainties, see "Risk Factors" in the Company's Annual Report or Form 10-K for the most recently ended fiscal year.

AES is a leading global power company comprised of contract generation, competitive supply, large utilities and growth distribution businesses.

The company's generating assets include interests in 160 facilities totaling over 55 gigawatts of capacity, in 30 countries. AES's electricity distribution network sells 108,000 gigawatt hours per year to over 16 million end-use customers.


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For more general information visit our web site at www.aes.com or contact investor relations at investing@aes.com.

Contact Person:  Kenneth R. Woodcock       703 522 1315